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                                                                   EXHIBIT 10.14


                              EMPLOYMENT CONTRACT

     This Employment Contract (the "Contract"), made and entered into effective as of the 15th day of March, 1997, is by and between SplitRock Services, Inc., a Texas corporation (the "Corporation"), and William R. Wilson ("Employee").

     1. Introduction. The Corporation hereby employs Employee to perform the services described herein and Employee hereby accepts such employment, on the terms and conditions set forth herein.

     2. Position and Duties. Employee hereby agrees to accept and perform the duties of President of the Corporation and in that capacity agrees to exert his best efforts to the prosecution of the duties of those offices ("Duties") and faithfully to perform all such Duties. The Corporation agrees to elect Employee to, and to employ Employee in, such office for the Employment Term (as defined below). Employee shall generally have the Duties specified in the Bylaws of the Corporation as in effect on the date of execution hereof (a copy of which is attached hereto as Exhibit "A"), and the Corporation may not enlarge or diminish Employee's Duties or responsibilities hereunder without Employee's prior written consent.

     3. Term. The term of this Contract (the "Employment Term") shall commence on the date of this Contract and shall end on the fifth anniversary hereof.

     4. Compensation. For Employee's covenants included in this Contract and for all services rendered by Employee in any capacity during the Employment Term, including services as an officer, director or member of any committee of the Corporation or of any subsidiary, division or affiliate thereof, Employee shall be paid as compensation a base annual salary of not less than $150,000 (a ratable part of which annual salary shall be payable monthly) with such increases in such rate as shall be awarded from time to time by the Board of Directors. Additionally, Employee shall be eligible for the same performance incentive award that is made available to other officers of the Corporation.

     5. Benefits and Working Facilities. During the Employment Term, Employee shall be furnished with office space, stenographic help, all employee benefits customarily offered by the Corporation to its senior
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executive employees, and reimbursement of all expenses incurred in the conduct of the Corporation's business as are reasonable, prudent and necessary. Employee shall have the right to reasonable vacation time in accordance with the Corporation's standard policy. Health and disability insurance coverage afforded other employees of the Corporation shall be made available to Employee, subject to his eligibility for such coverage. Upon termination of Employee's employment for any reason, the Corporation shall transfer any term life insurance policy which Employer owns to Employee upon Employee's request, and Employee shall thereafter pay the premiums and reimburse the Corporation for prepaid premiums, prorated to the date of Employee's termination.

      6. Affiliates. During the Employment Term, Employee shall also serve, without compensation except as hereinafter provided, if and when elected and reelected, as an officer or director, or both, of any subsidiary or division of the Corporation or affiliate in which the Corporation holds a majority of the outstanding equity interests.

      7. Performance of Duties. During the Employment Term, Employee shall devote his best efforts to the business and affairs of the Corporation. It is understood and agreed that Employee may have other business endeavors which will require his time and efforts and that he may engage in such business endeavors without being in default of his Duties or this Agreement. It is further understood and agreed that Employee shall take reasonable vacations, may take time off due to illness or incapacity and may devote reasonable periods required for engaging in charitable, professional, and community activities, in each case so long as such activities do not interfere with the proper performance of his Duties hereunder.

      8. Termination. (a) The employment relationship between Employee and the Corporation shall be terminated upon the first to occur of any of the following events:

             (i)    the death of Employee;

             (ii)   the permanent disability of Employee;



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          (iii)      the resignation by Employee, which shall be made by
                     written notice to the Board specifying an effective date of such resignation not less than 30 days after the date of such notice; or

          (iv) the termination by the Corporation of Employee's employment with or without Cause, as defined below, which shall be made by written notice to Employee specifying an effective date of such termination and, if with Cause, specifying such Cause.

     (b)  As used in this Contract, "Cause" shall mean:

          (i) final conviction of Employee for a felony-grade crime or any crime involving moral turpitude; or

          (ii) the willful or grossly negligent violation by Employee of the provisions of Section 9.

     (c) Upon termination of the employment relationship between Employee and the Corporation for any reason other than (i) by the Corporation with Cause or
(ii) by voluntary resignation by Employee the Corporation will pay Employee the balance of the base salary remaining to be paid under this Contract and any incentive awards which have been granted by the Board of Directors.

     9. Confidential Information and Inventions. Employee agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Corporation. Employee further agrees and covenants that, except as may be required by the Corporation in connection with this Contract, or with the prior written consent of the Corporation, Employee shall not, either during the term of this Contract or thereafter, use for Employee's own benefit or for the benefit of another, or disclose, disseminate or distribute to another, any trade secret or confidential or proprietary information (whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with another) of the Corporation or of any other person with whom the Corporation has a business relationship. All memoranda, notes, records, drawings, documents or other writings whatsoever made, compiled, acquired or received by Employee during the Employment Term, arising out of, in connection with, or related to any



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activity or business of the Corporation are and shall continue to be, the sole and exclusive property of the Corporation, and shall, together with all copies thereof, be returned and delivered to the Corporation by Employee immediately, without demand, when Employee ceases to be employed by the Corporation, or at any time upon the Corporation's demand.

     10. Indemnification. The Corporation shall indemnify, and advance expenses to, Employee (whether or not then employed by the Corporation) against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by Employee in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director, officer, employee or agent of the Corporation (whether or not he continues to be a director, officer, employee or agent at the time of incurring such expenses and liabilities) to the extent that indemnification of directors is permitted by all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act; provided, however, that the Corporation shall in no event be obligated to indemnify Employee or advance expenses to Employee in connection with any action, suit or proceeding in which Employee has been found liable for gross negligence, willful misconduct or an intentional act. The indemnification and advancement of expenses provided in this section shall (a) also extend to Employee who while serving as an officer, director, employee or agent of the Corporation also served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (b) not be deemed exclusive of any other rights of Employee arising under any law, by any agreement or vote of shareholders or directors, by contract, under any insurance policy maintained by the Corporation, or otherwise, and (c) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise. Neither the amendment or modification of, nor the termination of, this Contract or any provision hereof shall in any manner terminate, reduce or impair the right of Employee to be indemnified by the Corporation, or the obligation of the Corporation to indemnify Employee under and in accordance with the


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provisions of this Section 10 as in effect immediately prior to such amendment, modification or termination with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or termination, regardless of when such claims may arise or be asserted.

     11. SURVIVAL OF COVENANTS. In the event of termination of this Contract for any reason whatsoever, the Corporation shall remain bound by the provisions of Sections 8(c) and 10 of this Contract and Employee shall remain bound by the provisions of Section 9 of this Contract.

     12. NOTICES. Any notice or other communication hereunder shall be in writing and shall be delivered by (i) personal delivery, (ii) certified or registered mail, postage prepaid or (iii) telex or telecopier. Any such notice shall be deemed given upon its receipt at the following address:

     (a)   If to Employee:

           Mr. William R. Wilson

           ---------------------

           ---------------------

           With a copy to:

           ---------------------

           ---------------------

           ---------------------

     (b)   If to the Corporation:

           SplitRock Services, Inc.
           2170 Buckthorne, Suite 350
           The Woodlands, Texas  77380

           With a copy to:

           Carole R. Riggs
           Campbell & Riggs, P.C.
           1980 Post Oak Boulevard, Suite 2300
           Houston, Texas 77056

Any party may, by notice given in accordance with this Section 12 to the other party, designate another address or person for receipt of notices hereunder.



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     13.  Parties Bound. This Contract shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors and permitted assigns. Without limiting the generality of the foregoing, any corporation into or with which the Corporation shall merge or consolidate or to which the Corporation shall transfer all or substantially all of its assets shall be deemed a successor of the Corporation. Neither party may assign any of its or his rights or obligations under this Contract unless the other party agrees thereto in writing, provided, however, that this provision shall not preclude Employee from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative or his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     14. Integration and Amendments. This Contract contains the entire agreement between the parties, and supersedes all prior and contemporaneous written or oral agreements and understandings and may be amended only by an instrument in writing signed by both parties hereto.

     15. Captions. The headings herein are for convenience only and shall not affect the construction hereof.

     16. Time of the Essence. The parties agree that time shall be of the essence in the performance of obligations hereunder.

     17. Severability of Provisions. If any provision of this Contract is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Contract shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.



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     18.  Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     19. Due Authorization. The Corporation represents and warrants to Employee that the Corporation has all necessary legal power and authority to execute, deliver and perform this Contract, and has taken all necessary action authorizing the execution, delivery and performance of same.

     20. Alternative Dispute Resolution. The parties hereto agree that if a dispute arises under this Contract that they will join in a motion requesting the court with jurisdiction over the dispute to refer the dispute for resolution by an alternative dispute resolution procedure as established under Chapter 154 of the Texas Civil Practice and Remedies Code.

     21. Fees and Expenses. The parties hereto agree that if a dispute over the terms or enforcement of this Contract is litigated or is settled by an alternative dispute resolution procedure, the party that prevails shall be entitled to recover all fees and expenses incurred in connection with the dispute, including reasonable fees of attorneys and accountants.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract effective as of the date first above written.


                                   SPLITROCK SERVICES, INC., a Texas
                                    corporation


                                   By: /s/ WILLIAM R. WILSON
                                       ---------------------
                                   Name:
                                   Title:



                                   /s/ WILLIAM R. WILSON
                                   -------------------------
                                   WILLIAM R. WILSON




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